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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated December 5, 2003, except for note 16, for which the date is February 27, 2004, accompanying the financial statements of Atlas America, Inc. contained in the Registration Statement on Form S-1. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP


Cleveland, Ohio
April 8, 2004